Exhibit 99.1

Scientific Games Reports Fourth Quarter and Full Year 2020 Results

Sequential improvement in consolidated results, record full year revenue at SciPlay, Lottery and Digital

Strong execution across diverse portfolio, continued to make operational progress against strategy

Disciplined cost and balance sheet management

Generated $159 million of operating cash flow and $72 million of free cash flow

LAS VEGAS, March 1, 2021 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games", "SGC" or the "Company") today reported results for the fourth quarter and full year ended December 31, 2020.

Barry Cottle, CEO and President of Scientific Games, said, "While 2020 certainly had unforeseen challenges, I couldn't be more proud of our team for successfully navigating through them. The strong execution coupled with the diversity of our business enabled positive cash flow. As we start off the year, I am truly excited about the team, products, and game franchises that should enable share gains, deal wins, and opportunities to enter new genres. The executive team and our Board are working purposefully to transform our Company, capitalize on the evolving industry trends and deliver outsized returns to our Shareholders."

Michael Eklund, Chief Financial Officer of Scientific Games, added, "We continued to execute, having driven cash flow improvements in the fourth quarter despite a number of COVID-19 related restrictions to our land-based business. The focus remains on disciplined cost and balance sheet management. I'm confident in the opportunities for operational and business process improvements that will drive increased cash flow conversion and deleveraging, leading to increased stakeholder value."

SUMMARY CONSOLIDATED RESULTS

($ in millions)	Three Months Ended December 31,
	2020	2019
Revenue	$762	$863
Net loss	(84)	(37)
Net cash provided by operating activities	159	143
Capital expenditures	48	78

Non-GAAP Financial Measures(1)
Consolidated AEBITDA	$244	$328
Free cash flow	72	52

Balance Sheet Measures	As of December 31, 2020	As of December 31, 2019
Cash and cash equivalents	$1,016	$313
Total debt	9,303	8,725
Available liquidity	1,269	906

(1) This financial measure is a non-GAAP financial measure and is reconciled to the most directly comparable GAAP financial measure in the accompanying supplemental tables at the end of this release.

Fourth quarter 2020 Financial Highlights:

  Fourth quarter consolidated revenue was $762 million compared to $863 million in the prior year period. Total Company revenues improved sequentially benefiting from improvements in Gaming. Year-over year results declined as our Gaming business was impacted by COVID-19 restrictions for casinos globally while our Lottery, SciPlay and Digital businesses delivered growth.
  Net loss was $84 million compared to a net loss of $37 million in the prior year period due to lower revenue partially offset by lower interest expense reflecting the favorable impact of 2019 refinancing activities.
  Consolidated Adjusted EBITDA ("Consolidated AEBITDA"), a non-GAAP financial measure defined below, was $244 million which improved sequentially, principally driven by Gaming improvements. The results compared to $328 million in the prior year, with the decline due to lower Gaming revenue as a result of COVID-19 disruptions. In addition, the results were impacted by a $15 million Gaming segment charge related to receivables credit allowances.
  Net cash provided by operating activities increased by $16 million from the prior year period to $159 million primarily due to improvements in working capital activities.
  Free cash flow, a non-GAAP financial measure, increased $20 million to $72 million from the prior year period, benefiting from improvements in working capital and lower capex partially offset by lower revenue.

Full Year 2020 Financial Highlights:

  Consolidated Revenue of $2.7 billion compared to $3.4 billion in the prior year as our Gaming business was impacted by COVID-19 disruptions, partially offset by 25% SciPlay revenue growth driven by improved player monetization, and Digital and Lottery growth.
  Net loss was $548 million as compared to $118 million in the prior year. The performance was primarily due to lower revenue coupled with higher restructuring and goodwill impairment charges, partially offset by lower D&A and interest expense, reflecting the favorable impact of 2019 refinancing activities.
  Consolidated AEBITDA, a non-GAAP financial measure defined below, was $800 million compared to $1,334 million in the prior year. The lower Consolidated AEBITDA was driven by lower revenue as a result of COVID-19 disruptions, partially offset by strong SciPlay and Digital growth of 55% and 40%, respectively.
  Net cash provided by operating activities decreased $75 million to $471 million compared to the prior year primarily due to lower revenue, partially offset by improved working capital, lower interest payments and lower capex.
  For the full year 2020, the Company generated Free cash flow, a non-GAAP financial measure, of $186 million. This was driven by disciplined cost management and improvements to working capital activities.

BUSINESS SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2020
($ in millions)	Revenue				AEBITDA				AEBITDA Margin
	2020	2019	$	%	2020	2019	$	%	2020	2019	PP Change(1)
Gaming	$286	$445	(159)	(36)%	$105	$209	(104)	(50)%	37%	47%	(10)
Lottery	256	233	23	10%	105	98	7	7%	41%	42%	(1)
SciPlay	147	113	34	30%	45	32	13	41%	31%	28%	3
Digital	73	72	1	1%	20	21	(1)	(5)%	27%	29%	(2)

PP - percentage points.

(1) As calculations are made using whole dollar numbers, actual results may vary compared to calculations presented in this table.

Key Highlights vs. Fourth Quarter 2019

  SciPlay revenue increased 30% and AEBITDA increased 41% from the prior year driven by improved payer conversion, which outpaced industry growth.
  Digital revenue increased 1% to $73 million. In January 2021, Michigan launched online sports and iGaming with early results indicating 88 Fortunes was the top performer for a leading iGaming operator.
  Gaming revenue for all of our business lines increased sequentially from the prior quarter.
  Gaming operations handle for our active fleet was up from the prior year period. We recently launched several new titles on our new Kascada cabinet and saw encouraging initial play levels.
  Lottery systems revenue was $18 million higher primarily due to stronger international product sales.
  Instant products revenue was $5 million higher than the prior year driven by a higher mix of contracts under our successful Scientific Games Enhanced Partnership (SGEP) program.

LIQUIDITY

($ in millions)	Three Months Ended December 31,
	2020	2019	Increase / (Decrease)
Net loss	$(84)	$(37)	$(47)
Non-cash adjustments included in net loss(1)	210	202	8
Non-cash interest	6	6	—
Changes in deferred income taxes and other	(32)	(23)	(9)
Distributed earnings from equity investments	—	2	(2)
Changes in working capital accounts(1)	59	(7)	66
Net cash provided by operating activities	$159	$143	$16
(1) Prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on the previously reported net cash provided by operating activities.

  Net debt, a non-GAAP financial measure, decreased by $196 million to $8,391 million at year end 2020 versus $8,587 million at year end 2019.
  Total liquidity at year end 2020 was $1,269 million, which is up $363 million from year end 2019. During the year, we borrowed $530 million under SGI's revolving credit facility, and made payments of $190 million, including a voluntary $100 million payment in the fourth quarter of 2020.
  In October 2020, the Company amended its credit agreement that extended the Covenant Relief Period under its revolving credit facility through the first quarter of 2022.
  In February 2021, the company made a $100 million voluntary repayment under SGI's revolving credit facility.
  Capital expenditures totaled $48 million in the fourth quarter, compared to $78 million in the prior year period, and for the full year capex was $190 million compared to $285 million.

Earnings Conference Call
As previously announced, Scientific Games executive leadership will host a conference call on Monday, March 1, 2021, at 4:15 pm. EST to review the Company's fourth quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.scientificgames.com/investors/events-presentations/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-5420 (U.S. and International) and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on www.scientificgames.com.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is the world leader in offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services. The Company is the global leader in technology-based gaming systems, digital real-money gaming and sports betting platforms, table games, table products and instant games, and a leader in products, services and content for gaming, lottery and social gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative entertaining content, operating efficiencies and innovative technology. You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at www.scientificgames.com/investors/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD).

The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

COMPANY CONTACTS

Media Relations	Investor Relations
Christina Karas +1 702-532-7986	Jim Bombassei +1 702-532-7641
Senior Director, Corporate Communications	Senior Vice President, Investor Relations
media@scientificgames.com	IR@scientificgames.com

All ® notices signify marks registered in the United States. © 2021 Scientific Games Corporation. All Rights Reserved.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue:
Services	$432	$451	$1,593	$1,819
Product sales	177	263	553	994
Instant products	153	149	578	587
Total revenue	762	863	2,724	3,400
Operating expenses:
Cost of services (1)	143	137	531	538
Cost of product sales (1)	102	124	349	457
Cost of instant products (1)	75	78	280	289
Selling, general and administrative	188	172	701	707
Research and development	43	46	166	188
Depreciation, amortization and impairments	140	150	554	647
Goodwill impairment	—	—	54	—
Restructuring and other	9	4	67	28
Total operating expenses	700	711	2,702	2,854
Operating income	62	152	22	546
Other (expense) income:
Interest expense	(124)	(142)	(503)	(589)
(Loss) earnings from equity investments	(3)	7	(6)	24
Loss on debt financing transactions	—	(40)	(1)	(100)
(Loss) gain on remeasurement of debt	(25)	(12)	(51)	9
Other (expense) income, net	(1)	—	(5)	2
Total other expense, net	(153)	(187)	(566)	(654)
Net loss before income taxes	(91)	(35)	(544)	(108)
Income tax benefit (expense)	7	(2)	(4)	(10)
Net loss	(84)	(37)	(548)	(118)
Less: Net income attributable to noncontrolling interest	6	6	21	12
Net loss attributable to SGC	$(90)	$(43)	$(569)	$(130)

Basic and diluted net loss attributable to SGC per share:
Basic	$(0.95)	$(0.46)	$(6.02)	$(1.40)
Diluted	$(0.95)	$(0.46)	$(6.02)	$(1.40)

Weighted average number of shares used in per share calculations:
Basic shares	95	93	95	93
Diluted shares	95	93	95	93

(1) Excludes depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	December 31,	December 31,
	2020	2019
Assets:
Cash and cash equivalents	$1,016	$313
Restricted cash	117	51
Receivables, net of allowance for credit losses of $81 and $36, respectively	616	755
Inventories	191	244
Prepaid expenses, deposits and other current assets	241	252
Total current assets	2,181	1,615

Restricted cash	10	11
Receivables, net of allowance for credit losses of $5 and $-, respectively	20	53
Property and equipment, net	415	500
Operating lease right-of-use assets	94	105
Goodwill	3,292	3,280
Intangible assets, net	1,299	1,516
Software, net	227	258
Equity investments	262	273
Other assets	184	198
Total assets	$7,984	$7,809
Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$44	$45
Accounts payable	203	226
Accrued liabilities	586	495
Total current liabilities	833	766

Deferred income taxes	79	91
Operating lease liabilities	77	88
Other long-term liabilities	260	292
Long-term debt, excluding current portion	9,259	8,680
Total stockholders' deficit(1)	(2,524)	(2,108)
Total liabilities and stockholders' deficit	$7,984	$7,809

(1) Includes $129 million and $104 million in noncontrolling interest as of December 31, 2020 and 2019, respectively.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(84)	$(37)	$(548)	$(118)
Adjustments to reconcile net loss to cash provided by operating activities	216	210	881	820
Changes in working capital accounts, net of effects of acquisitions	59	(7)	160	(140)
Changes in deferred income taxes and other	(32)	(23)	(22)	(16)
Net cash provided by operating activities	159	143	471	546
Cash flows from investing activities:
Capital expenditures	(48)	(78)	(190)	(285)
Acquisitions of businesses, net of cash acquired	—	—	(13)	—
Distributions of capital from equity investments	12	5	12	23
Acquisitions and additions to equity method investments	(5)	—	(6)	(1)
Proceeds from sale of asset and other	2	—	24	—
Net cash used in investing activities	(39)	(73)	(173)	(263)
Cash flows from financing activities:
Payments of long-term debt, net of proceeds	(111)	(89)	507	(397)
Payments of debt issuance and deferred financing and offering costs	(1)	(20)	(10)	(44)
Net proceeds from issuance of SciPlay's common stock	—	—	—	342
Payments on license obligations	(15)	(14)	(36)	(40)
Sale of future revenue	—	—	—	11
Net proceeds (redemptions) of common stock under stock-based compensation plans and other, net	3	5	2	(1)
Net cash (used in) provided by financing activities	(124)	(118)	463	(129)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6	2	7	1
Increase (decrease) in cash, cash equivalents and restricted cash	2	(46)	768	155
Cash, cash equivalents and restricted cash, beginning of period	1,141	421	375	220
Cash, cash equivalents and restricted cash, end of period	$1,143	$375	$1,143	$375
Supplemental cash flow information:
Cash paid for interest	$136	$158	$471	$549
Income taxes paid	4	13	22	41
Distributed earnings from equity investments	—	2	22	26
Cash paid for contingent consideration included in operating activities	—	3	4	26
Supplemental non-cash transactions:
Non-cash interest expense	$6	$6	$22	$25

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO SGC TO CONSOLIDATED AEBITDA
AND SUPPLEMENTAL BUSINESS SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Net Loss Attributable to SGC to Consolidated AEBITDA
Net loss attributable to SGC	$(90)	$(43)	$(569)	$(130)
Net income attributable to noncontrolling interest	6	6	21	12
Net loss	(84)	(37)	(548)	(118)
Restructuring and other(1)	9	4	67	28
Depreciation, amortization and impairments	140	150	554	647
Goodwill impairment	—	—	54	—
Other expense, net	2	1	10	7
Interest expense	124	142	503	589
Income tax (benefit) expense	(7)	2	4	10
Stock-based compensation	20	4	61	37
Loss on debt financing transactions	—	40	1	100
Loss (gain) on remeasurement of debt	25	12	51	(9)
EBITDA from equity investments(2)	12	17	37	67
Loss (earnings) from equity investments	3	(7)	6	(24)
Consolidated AEBITDA	$244	$328	$800	$1,334

Supplemental Business Segment Data
Business segments AEBITDA
Gaming	$105	$209	$247	$865
Lottery	105	98	389	404
SciPlay	45	32	189	122
Digital	20	21	88	63
Total business segments AEBITDA	275	360	913	1,454
Corporate and other(3)	(31)	(32)	(113)	(120)
Consolidated AEBITDA	$244	$328	$800	$1,334

(1) Refer to Consolidated AEBITDA definition for a description of items included in restructuring and other.

(2) EBITDA from equity investments is a non-GAAP financial measure reconciled to the most directly comparable GAAP measure in the accompanying supplemental tables at the end of this release. The Company received $12 million and $34 million in cash distributions and return of capital payments from its equity investees for the three and twelve months ended December 31, 2020, respectively, and $7 million and $49 million in cash distributions and return of capital payments from its equity investees for the three and twelve months ended December 31, 2019, respectively.

(3) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENTS KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions, except unit and per unit data)

	Three Months Ended
	December 31,	December 31,	September 30,
	2020	2019	2020
Gaming Business Segment Supplemental Financial Data:
Revenue by line of business:
Gaming operations	$105	$146	$92
Gaming machine sales	96	158	71
Gaming systems	56	76	43
Table products	29	65	25
Total revenue	$286	$445	$231

Gaming Operations Revenue:
U.S. and Canada:
Installed base at period end	30,105	31,486	30,208
Average daily revenue per unit	$31.40	$38.43	$26.90
International:(1)
Installed base at period end	32,061	34,370	33,493
Average daily revenue per unit	$5.38	$9.69	$5.65

Gaming Machine Sales:
U.S. and Canada new unit shipments	2,552	4,510	3,114
International new unit shipments	5,784	3,266	1,887
New unit shipments	8,336	7,776	5,001
Average sales price per new unit	$10,130	$17,268	$12,881

Gaming Machine Unit Sales Components:
U.S. and Canada unit shipments:
Replacement units	2,050	3,501	1,523
Casino opening and expansion units	502	1,009	1,591
Total unit shipments	2,552	4,510	3,114

International unit shipments:
Replacement units	5,764	3,228	1,887
Casino opening and expansion units	20	38	—
Total unit shipments	5,784	3,266	1,887

Lottery Business Segment Supplemental Financial Data:
Instant products revenue by geography:
United States	$105	$96	$113
International	48	52	44
Instant products revenue	$153	$148	$157

Lottery systems revenue by financial statement line item:
Services revenue	$66	$56	$55
Product sales revenue	37	29	29
Total Lottery systems revenue	$103	$85	$84

Digital Business Segment Supplemental Financial Data:
Revenue by Lines of Business:
Sports and platform	$32	$34	$31
Gaming and other	41	38	44
Total revenue	$73	$72	$75

Wagers processed through OGS (in billions)	$14.2	$9.2	$12.4

SciPlay Business Segment Supplemental Financial Data:
Revenue by Platform:
Mobile	$129	$98	$132
Web and other	18	15	19
Total revenue	$147	$113	$151

Mobile penetration(2)	87%	84%	87%
Average MAU(3)	6.9	7.6	7.3
Average DAU(4)	2.5	2.6	2.6
ARPDAU(5)	$0.63	$0.50	$0.63

(1) Excludes the impact of game content licensing revenue.
(2)Mobile penetration is defined as the percentage of SciPlay revenue generated from mobile platforms.

(3) MAU = Monthly Active Users is a count of visitors to our sites during a month. An individual who plays multiple games or from multiple devices may, in certain circumstances, be counted more than once. However, we use third-party data to limit the occurrence of multiple counting.

(4) DAU = Daily Active Users is a count of visitors to our sites during a day. An individual who plays multiple games or from multiple devices may, in certain circumstances, be counted more than once. However, we use third-party data to limit the occurrence of multiple counting.

(5) ARPDAU = Average revenue per DAU is calculated by dividing revenue for a period by the DAU for the period by the number of days for the period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
(Unaudited, in millions, except for ratio)

RECONCILIATION OF PRINCIPAL FACE VALUE OF DEBT OUTSTANDING TO NET DEBT AND NET DEBT LEVERAGE RATIO

	Year Ended		Year Ended
	December 31, 2020		December 31, 2019
Consolidated AEBITDA(1)	$800		$1,334
Total debt	9,303		8,725
Add: Unamortized debt discount/premium and deferred financing costs, net	104		118
Add: Impact of exchange rate(2)	7		68
Less: Debt not requiring cash repayment and other	(7)		(11)
Principal face value of debt outstanding	9,407		8,900
Less: Cash and cash equivalents	1,016		313
Net debt	$8,391		$8,587
Net debt leverage ratio	10.5		6.4

Euro to USD exchange rate at reporting date	1.22		1.12
Euro to USD exchange rate at issuance	1.24		1.24

(1) Refer to the reconciliation of Consolidated AEBITDA included in the table titled "Reconciliation of Net Loss Attributable to SGC to Consolidated AEBITDA."

(2) Exchange rate impact is the impact of translating our outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes translated at constant foreign exchange rate at issuance of these notes as compared to the current exchange rate.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$159	$143	$471	$546
Less: Capital expenditures	(48)	(78)	(190)	(285)
Add: Distributions of capital from equity investments	12	5	12	23
Less: Additions to equity method investments	(5)	—	(6)	(1)
Less: Payments on license obligations	(15)	(14)	(36)	(40)
Less: Change in restricted cash impacting working capital	(31)	(4)	(65)	(10)
Free cash flow	$72	$52	$186	$233

RECONCILIATION OF (LOSS) EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
EBITDA from equity investments:
(Loss) earnings from equity investments	$(3)	$7	$(6)	$24
Add: Income tax expense	2	2	4	9
Add: Depreciation and amortization	8	8	31	33
Add: Interest income, net and other	5	—	8	1
EBITDA from equity investments	$12	$17	$37	$67

Forward-Looking Statements

In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

  the impact of the COVID-19 pandemic and any resulting unfavorable social, political, economic and financial conditions, including the temporary and potentially recurring closure of casinos and lottery operations on a jurisdiction-by-jurisdiction basis;
  slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions and declines in the replacement cycle of gaming machines;
  risks relating to foreign operations, including anti-corruption laws, fluctuations in currency rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the continuing uncertainty following the U.K.'s withdrawal from the European Union ("EU");
  difficulty predicting what impact, if any, new tariffs imposed by and other trade actions taken by the U.S. and foreign jurisdictions could have on our business;
  U.S. and international economic and industry conditions;
  level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs;
  the discontinuation or replacement of LIBOR, which may adversely affect interest rates;
  inability to reduce or refinance our indebtedness;
  restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
  competition;
  inability to win, retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts;
  the impact of U.K. legislation approving the reduction of fixed-odds betting terminals maximum stakes limit on LBO operators, including the related closure of certain LBO shops;
  inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts;
  changes in demand for our products and services;
  inability to benefit from, and risks associated with, strategic equity investments and relationships;
  inability to achieve some or all of the anticipated benefits of SciPlay being a standalone public company;
  dependence on suppliers and manufacturers;
  SciPlay's dependence on certain key providers;
  ownership changes and consolidation in the gaming industry;
  fluctuations in our results due to seasonality and other factors;
  security and integrity of our products and systems, including the impact of any security breaches or cyber-attacks;
  protection of our intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
  reliance on or failures in information technology and other systems;
  litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships;
  reliance on technological blocking systems;
  challenges or disruptions relating to the implementation of a new global enterprise resource planning system;
  laws and government regulations, both foreign and domestic, including those relating to gaming, data privacy and security, including with respect to the collection, storage, use, transmission and protection of personal information and other consumer data, and environmental laws, and those laws and regulations that affect companies conducting business on the internet, including online gambling;
  legislative interpretation and enforcement, regulatory perception and regulatory risks with respect to gaming, especially internet wagering, social gaming and sports wagering;
  changes in tax laws or tax rulings, or the examination of our tax positions;
  opposition to legalized gaming or the expansion thereof and potential restrictions on internet wagering;
  significant opposition in some jurisdictions to interactive social gaming, including social casino gaming and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
  expectations of shift to regulated online gaming or sports wagering;
  inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming;
  the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
  incurrence of restructuring costs;
  goodwill impairment charges including changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets;
  stock price volatility;
  failure to maintain adequate internal control over financial reporting;
  dependence on key executives
  natural events that disrupt our operations or those of our customers, suppliers or regulators;
  possibility that the 2018 renewal of the LNS concession to operate the Italian instant games lottery is not final (pending appeal against existing court rulings relating to third-party protest against the renewal of the concession); and
  expectations of growth in total consumer spending on social casino gaming.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K and quarterly reports on Form 10-Q. Additional information is forthcoming in our annual report on Form 10-K filed with the SEC for the year ended December 31, 2020 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

You should also note that this press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning the international gaming, lottery, social and digital gaming industries than the same industries in the U.S.

Due to rounding, certain numbers presented herein may not precisely agree or add up on a cumulative basis to the totals previously reported.

Non-GAAP Financial Measures

The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: Consolidated AEBITDA, free cash flow, EBITDA from equity investments, and net debt and net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses Consolidated AEBITDA to, among other things: (i) monitor and evaluate the performance of the consolidated Company's business operations; (ii) facilitate management's internal and external comparisons of the Company's consolidated historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets.

In addition, the Company's management uses Consolidated AEBITDA to facilitate management's external comparisons of the Company's consolidated results to the historical operating performance of other companies that may have different capital structures and debt levels.

The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments. The Company's management uses net debt and net debt leverage ratio in monitoring and evaluating the Company's overall liquidity, financial flexibility and leverage.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide management and investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that Consolidated AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes is less indicative of the Company's ongoing underlying operating performance and are better evaluated separately. Moreover, management believes EBITDA from equity investments is useful to investors because the Company's Lottery business is conducted through a number of equity investments, and this measure eliminates financial items from the equity investees' earnings that management believes has less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments. In the third quarter of 2020, we recast free cash flow to adjust our previously used measure, free cash flow, to exclude changes in restricted cash, substantially associated with the recent expansion of iLottery operations, that are impacting working capital, and align such calculation with the revised management view and definition of such non-GAAP financial measure. Such restricted cash is excluded because it is not available to fund debt repayments or other initiatives and therefore management believes this calculation better aligns with the reason management uses this non-GAAP information.

Consolidated AEBITDA

Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure, as set forth in the schedule titled "Reconciliation of Net Loss Attributable to SGC to Consolidated AEBITDA." Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies.

Consolidated AEBITDA is reconciled to consolidated net (loss) income and includes net (loss) income attributable to SGC with the following adjustments: (1) net income attributable to noncontrolling interest, (2) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (3) depreciation and amortization expense and impairment charges and goodwill impairments; (4) change in fair value of investments and remeasurement of debt; (5) interest expense; (6) income tax (benefit) expense; (7) stock-based compensation; (8) loss (gain) on debt financing transactions; and (9) other expense, net. In addition to the preceding adjustments, we exclude loss (earnings) from equity method investments and add (without duplication) our pro rata share of EBITDA of our equity investments, which represents our share of earnings (whether or not distributed to us) before income tax benefit (expense), depreciation and amortization expense, and interest expense, net of our joint ventures and minority investees, which is included in our calculation of Consolidated AEBITDA to align with the provisions of our long-term debt arrangements. AEBITDA is presented exclusively as our segment measure of profit or loss.

Free Cash Flow

Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery, gaming and digital systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less contributions to equity method investments plus distributions of capital from equity investments, and adjusted for changes in restricted cash impacting working capital. Free cash flow is a non-GAAP financial measure that is presented as a supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities, the most directly comparable GAAP measure, in a schedule above. In the third quarter of 2020, we recast free cash flow to adjust our previously used measure, free cash flow, to exclude changes in restricted cash, substantially associated with the recent expansion of iLottery operations, that are impacting working capital, and align such calculation with the revised management view and definition of such non-GAAP financial measure. Such restricted cash is excluded because it is not available to fund debt repayments or other initiatives and therefore management believes this calculation better aligns with the reason management uses this non-GAAP information.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS), interest (income) expense, net, and other non-cash and unusual items from our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments, the most directly comparable GAAP measure, in a schedule above.

Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities, Senior Notes and Subordinated Notes, which will all be described in Note 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, but it does not include long term obligations under financing leases or $7 million in proceeds received in 2019 from transactions completed in 2018 which are presented as debt. In addition, principal face value of debt outstanding with respect to the 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes as those amounts remain payable at the original issuance amounts in Euro. Net debt leverage ratio, as used herein, represents net debt divided by Consolidated AEBITDA (as defined above).